UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2019

TELIGENT, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08568	01-0355758
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

105 Lincoln Avenue

Buena, New Jersey 08310

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (856) 697-1441

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 8, 2019, Teligent, Inc. (the “Company”) entered into Amendment No. 1 to Second Lien Credit Agreement (the “Second Lien Credit Agreement Amendment”), amending that certain Second Lien Credit Agreement, dated December 13, 2018, by and among the Company, as the borrower, certain subsidiaries of the Company, as guarantors, the lenders from time to time party thereto, and Ares Capital Corporation, as administrative agent and collateral agent for the lenders (as amended by the Second Lien Credit Agreement Amendment, the “Second Lien Credit Agreement”).

Pursuant to the Second Lien Credit Agreement Amendment, for each fiscal year beginning with the year ending December 31, 2020, the Company will be required to prepay the outstanding debt under the Second Lien Credit Agreement in an amount equal to (a) 50% of the Company’s consolidated excess cash flow (if any) for such fiscal year minus (b) all voluntary prepayments of such debt made by the Company during such fiscal year (the “Annual Excess Cash Flow Sweep”). For purposes of the Annual Excess Cash Flow Sweep, “consolidated excess cash flow” for each applicable fiscal year will be calculated as the consolidated adjusted EBITDA (as calculated under the Second Lien Credit Agreement) for such fiscal year as reduced by certain deductions consisting of (i) consolidated interest expense (as calculated under the Second Lien Credit Agreement) paid in cash in such fiscal year; (ii) scheduled principal payments made in cash in such fiscal year and not otherwise financed by indebtedness (other than loans extended by the lenders under the Company’s current senior secured first lien credit facility (the “First Lien Lenders”)); (iii) income taxes paid in cash in such fiscal year; (iv) consolidated capital expenditures made in cash in such calendar year and not otherwise financed by indebtedness (other than by loans extended by the First Lien Lenders); (v) certain other costs, expenses and charges taken into account in the calculation of consolidated adjusted EBITDA; (vi) amounts paid in such fiscal year in respect of purchase price for permitted acquisitions and not otherwise financed by indebtedness (other than loans extended by the First Lien Lenders) and (vii) increases (or plus decreases) in consolidated working capital (as calculated under the Second Lien Credit Agreement). The principal reductions in the loans resulting from any payments made by the Company pursuant to the Annual Excess Cash Flow Sweep will not trigger any prepayment premium or penalty.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELIGENT, INC.

Date: February 11, 2019	By:	/s/ Jason Grenfell-Gardner
		Name:	Jason Grenfell-Gardner
		Title:	Chief Executive Officer